Exhibit 99.1

CVG REPORTS FOURTH QUARTER AND FULL YEAR 2024 RESULTS
Accelerating operational momentum through strategic portfolio actions
Provides outlook and guidance for full year 2025

NEW ALBANY, OHIO (March 10, 2025) - CVG (NASDAQ: CVGI), a diversified industrial products and services company, today announced financial results for its fourth quarter and full year ended December 31, 2024.

As a result of completing our strategic portfolio actions, the following are reported as discontinued operations: (1) the Industrial Automation segment, and (2) the financial information from the Cab Structures facility that was previously reported in Vehicle Solutions and Aftermarket and Accessories. CVG has three reportable segments for 2024: Vehicle Solutions, Electrical Systems and Aftermarket & Accessories. The results and comparisons presented below reflect continuing operations unless otherwise noted.

Fourth Quarter 2024 Highlights (Compared with prior-year period, where comparisons are noted)
•Revenue of $163.3 million, down 15.7% due primarily to a global softening in Construction and Agriculture customer demand and drop-in Class 8 Heavy Truck builds.
•Operating loss of $5.3 million, and adjusted operating loss of $4.3 million, down compared to operating income of $4.1 million and adjusted operating income of $5.4 million. The decrease in operating income was driven primarily by lower sales volumes and operational inefficiencies.
•Net loss from continuing operations of $35.0 million, or $(1.04) per diluted share, compared to net income of $22.6 million, or $0.67 per diluted share. Net loss included a non-cash tax valuation allowance of $28.8 million. Adjusted net loss from continuing operations of $5.1 million, or $(0.15) per diluted share, compared to adjusted net income of $2.1 million, or $0.06 per diluted share.
•Adjusted EBITDA of $0.9 million, down 89.2%, with an adjusted EBITDA margin of 0.6%, down from 4.3%.
•The sale of CVG’s Industrial Automation business closed on October 30, 2024, allowing CVG to focus on its core segments.

Full Year 2024 Highlights (Compared with prior-year period, where comparisons are noted)
•Revenue of $723.4 million, down 13.4%, driven by a global softening in customer demand and the wind-down of certain programs in our Vehicle Solutions segment.

•New business wins in excess of $97 million when fully ramped; these wins were concentrated in our Electrical Systems segment, predominantly outside of Construction and Agriculture end markets.
•Operating loss of $0.8 million, down $40.6 million, and adjusted operating income of $6.5 million, down $35.2 million. The decrease in operating income was due to lower sales volumes and operational inefficiencies.
•Continued shifting production capacity to new, lower-cost facilities in Morocco and Mexico, in an effort to improve operating leverage.

James Ray, President and Chief Executive Officer, said, “2024 was a year of meaningful change for CVG. Over the course of the year, we undertook immediate and decisive actions, including the divestitures of non-strategic assets and businesses, and improvement initiatives that we believe position us for future accretive growth. Even in the face of continued external market headwinds, we believe the improvement initiatives executed in 2024 will unlock significant operational efficiencies that we have already started to benefit from in 2025. Additionally, we were pleased to open our new Morocco facility and we continue to ramp up our facility in Aldama, Mexico.”

Mr. Ray continued, “Moving forward, our team is focused on accelerating the operational momentum we’ve built, driving margin accretive growth through a product-focused, operationally efficient enterprise strategy. With a stronger foundation, and as our key end markets stabilize, we expect that we will continue to strengthen the company’s position in the market and deliver value for our stakeholders.”

Andy Cheung, Chief Financial Officer, added, “CVG delivered results consistent with our adjusted full-year guidance ranges, which reflect the Company’s past portfolio and restructuring actions. We anticipate that the benefits from these strategic efforts will become more apparent in 2025 despite notable end market softening and the slower than expected ramp of new business wins. We believe that these organizational improvements, combined with working capital and inventory reductions driving increased cash generation this year, will greatly improve our ability to continue paying down debt. We have implemented a more focused business strategy and continue to streamline our enterprise cost structure. We expect to see EBITDA growth and margin expansion in 2025 which are reflected in our full year 2025 guidance ranges.”

Financial Results from Continuing Operations
(amounts in millions except per share data and percentages)

	Fourth Quarter
	2024	2023	Change
Revenues	$163.3	$193.7	(15.7)%
Gross profit	$13.1	$24.4	(46.3)%
Gross margin	8.0%	12.6%
Adjusted gross profit [1]	$13.6	$24.8	(45.2)%
Adjusted gross margin [1]	8.3%	12.8%
Operating income (loss)	$(5.3)	$4.1	NM [2]
Operating margin	(3.2)%	2.1%
Adjusted operating income (loss) [1]	$(4.3)	$5.4	NM [2]
Adjusted operating margin [1]	(2.6)%	2.8%
Net income (loss) from continuing operations	$(35.0)	$22.6	NM [2]
Adjusted net income (loss) from continuing operations [1]	$(5.1)	$2.1	NM [2]
Earnings (loss) per share, diluted	$(1.04)	$0.67	NM [2]
Adjusted earnings (loss) per share, diluted [1]	$(0.15)	$0.06	NM [2]
Adjusted EBITDA [1]	$0.9	$8.3	(89.2)%
Adjusted EBITDA margin [1]	0.6%	4.3%
[1] See Appendix A for GAAP to Non-GAAP reconciliation
[2] Not meaningful

Consolidated Results from Continuing Operations

Fourth Quarter 2024 Results
•Fourth quarter 2024 revenues were $163.3 million compared to $193.7 million in the prior year period, a decline of 15.7%. The decrease in revenues is due primarily to lower sales as a result of a softening in customer demand in our Vehicle Solutions and Electrical Systems segments.
•Operating loss for the fourth quarter 2024 was $5.3 million compared to operating income of $4.1 million in the prior year period. Excluding special costs, the fourth quarter of 2024 adjusted operating loss was $4.3 million, down from adjusted operating income of $5.4 million in 2023. The decline in adjusted operating income was driven primarily by the impact of lower sales volumes, unfavorable mix, and operational inefficiencies.
•Interest expense was $2.2 million and $2.3 million for the fourth quarter ended December 31, 2024 and 2023, respectively.
•Net loss from continuing operations was $35.0 million, or $(1.04) per diluted share, for the fourth quarter 2024 compared to net income of $22.6 million, or $0.67 per diluted share, in the prior year period.

At December 31, 2024, the Company had $50.5 million outstanding borrowings on its revolving credit facility, $26.6 million of cash and $84.4 million availability from revolving credit facilities, resulting in total liquidity of $111.0 million.

Fourth Quarter 2024 Segment Results (Compared with prior-year period, where comparisons are noted)

Vehicle Solutions Segment
•Revenues were $91.4 million compared to $107.1 million for the prior year period, a decrease of 14.7% primarily due to lower sales volume as a result of decreased customer demand and the wind-down of certain programs.
•Operating income for the fourth quarter 2024 was $1.7 million compared to $3.6 million in the prior year period, a decrease of 52.5%, primarily due to lower customer demand, operational remediation investments, and increased freight costs. The fourth quarter of 2024 adjusted operating income was $2.8 million compared to $4.0 million in the prior year period, a decrease of 30.5%.

Electrical Systems Segment
•Revenues were $40.3 million compared to $56.2 million in the prior year period, a decrease of 28.3%, primarily resulting from a global softening in the Construction & Agriculture end-markets.
•Operating loss was $1.7 million compared to operating income of $6.7 million, a decrease of 125.2% primarily attributable to lower sales volumes and unfavorable foreign exchange.

Aftermarket and Accessories Segment
•Revenues were $31.6 million compared to $30.4 million in the prior year period, an increase of 4.0%, primarily resulting from slightly higher customer demand driving increased volumes.
•Operating income was $3.2 million compared to $3.3 million in the prior year period, a decrease of 4.6%. The decrease in operating income was increased manufacturing costs. The fourth quarter of 2024 adjusted operating income was $3.1 million compared to $3.3 million in the prior year period.

Outlook

CVG is providing the following outlook for the full year 2025:

Metric	2025 Outlook ($ millions)
Net Sales	$670 - $710
Adjusted EBITDA	$25 - $30

This outlook reflects, among others, current industry forecasts for North American Class 8 truck builds. According to ACT Research, 2025 North American Class 8 truck production levels are expected to be at 316,000 units. The 2024 actual Class 8 truck builds according to the ACT Research was 332,382 units.

Construction and Agriculture end markets are projected to decline approximately 5-10% in 2025. However, we expect contribution from new business wins outside of Construction and Agriculture end markets in Electrical Systems to soften this decline.

Effective January 1, 2025, the Company announced a new organizational structure designed to enhance alignment with its customers and end markets. Under this new structure, CVG will reorganize its vertical business units into the following three operating divisions and reporting segments: Global Electrical Systems, Global Seating, Trim Systems and Components. As part of this realignment, the Company’s Aftermarket & Accessories business unit will be absorbed in these three segments. Its seating and electrical portfolio will transition to Global Seating and Global Electrical Systems, respectively. Its wiper systems will become part of the newly formed Trim Systems and Components business unit in addition to the trim and components businesses from the prior Vehicle Solutions segment. CVG expects this structure to enhance clarity and focus, with each business unit positioned to deliver on its specific strategic and operational objectives.

GAAP to Non-GAAP Reconciliation

A reconciliation of GAAP to non-GAAP financial measures referenced in this release is included as Appendix A to this release.

Conference Call

A conference call to discuss this press release is scheduled for Tuesday, March 11, 2025, at 8:30 a.m. ET. Management intends to reference the Q4 2024 Earnings Call Presentation posted on our website during the conference call. To participate, dial (800) 549-8228 using conference code 45919. International participants dial (289) 819-1520 using conference code 45919.
This call is being webcast and can be accessed through the “Investors” section of CVG’s website at www.cvgrp.com, where it will be archived for one year.

A telephonic replay of the conference call will be available for a period of two weeks following the call. To access the replay, dial (888) 660-6264 using access code 45919 and international callers can dial (289) 819-1325 using access code 45919.

Company Contact

Andy Cheung
Chief Financial Officer
CVG
IR@cvgrp.com

Investor Relations Contact

Ross Collins or Stephen Poe
Alpha IR Group
CVGI@alpha-ir.com

About CVG

Commercial Vehicle Group, Inc. and its subsidiaries, is a global provider of systems, assemblies and components to the global commercial vehicle market and the electric vehicle markets. We deliver real solutions to complex design, engineering and manufacturing problems while creating positive change for our customers, industries, and communities we serve. Information about the Company and its products is available on the internet at www.cvgrp.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. For this purpose, any statements contained herein that are not statements of historical fact, including without limitation, certain statements herein regarding industry outlook, the Company’s expectations for future periods with respect to its plans to improve financial results, the future of the

Company’s end markets changes in the Class 8 and Class 5-7 North America truck build rates, performance of the global construction and agricultural equipment business, the Company’s prospects in the wire harness and electric vehicle markets, the Company’s initiatives to address customer needs, organic growth, the Company’s strategic plans and plans to focus on certain segments, competition faced by the Company, volatility in and disruption to the global economic environment, including global supply chain constraints, inflation and labor shortages, tariffs and counter-measures, financial covenant compliance, anticipated effects of acquisitions or divestitures, production of new products, plans for capital expenditures and our results of operations or financial position and liquidity, may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believe”, “anticipate”, “plan”, “expect”, “intend”, “will”, “should”, “could”, “would”, “project”, “continue”, “likely”, and similar expressions, as they relate to us, are intended to identify forward-looking statements. The important factors discussed in “Item 1A - Risk Factors” in the Company’s Annual Report on Form 10-K, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Such forward-looking statements represent management’s current expectations and are inherently uncertain. Investors are warned that actual results may differ from management’s expectations. Additionally, various economic and competitive factors could cause actual results to differ materially from those discussed in such forward-looking statements, including, but not limited to, factors which are outside our control.

Any forward-looking statement that we make in this press release speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.

###

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Three and Twelve Months Ended December 31, 2024 and 2023
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	2024	2023	2024	2023
Revenues	$163,292	$193,721	$723,355	$835,469
Cost of revenues	150,217	169,344	650,236	714,378
Gross profit	13,075	24,377	73,119	121,091
Selling, general and administrative expenses	18,346	20,309	73,877	81,218
Operating income (loss)	(5,271)	4,068	(758)	39,873
Other (income) expense	(1,585)	707	(2,200)	1,195
Interest expense	2,200	2,338	9,174	10,248
Loss on extinguishment of debt	509	—	509	—
Income (loss) before provision for income taxes	(6,395)	1,023	(8,241)	28,430
Provision (benefit) for income taxes	28,603	(21,548)	27,493	(15,203)
Net income (loss) from continuing operations	$(34,998)	$22,571	$(35,734)	$43,633
Net income (loss) from discontinued operations	(3,721)	711	7,867	5,778
Net income (loss)	(38,719)	23,282	(27,867)	49,411
Earnings (loss) per common share
Income (loss) from continuing operations	$(1.04)	$0.68	$(1.07)	$1.32
Income (loss) from discontinued operations	$(0.11)	$0.02	$0.24	$0.18
Diluted earning (loss) per share
Income (loss) from continuing operations	$(1.04)	$0.67	$(1.07)	$1.30
Income (loss) from discontinued operations	$(0.11)	$0.03	$0.24	$0.17
Weighted average shares outstanding
Basic	33,497	33,132	33,418	33,040
Diluted	33,497	33,443	33,418	33,581

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
December 31, 2024 and 2023
(Unaudited)
(Amounts in thousands, except per share amounts)

ASSETS	2024	2023
Current Assets:
Cash	$26,630	$37,848
Accounts receivable, net	118,683	129,346
Inventories	128,224	117,267
Current assets held for sale	—	15,603
Other current assets	29,763	27,678
Total current assets	303,300	327,742
Property, plant and equipment, net	68,861	68,923
Operating lease right-of-use asset, net	29,931	31,165
Intangible assets, net	3,918	6,594
Deferred income taxes, net	11,084	33,568
Noncurrent assets held for sale	—	9,173
Other assets	7,479	6,049
TOTAL ASSETS	$424,573	$483,214
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$77,002	$75,246
Current operating lease liabilities	8,033	7,502
Accrued liabilities and other	32,325	44,836
Current portion of long-term debt and short-term debt	8,438	15,313
Current liabilities held-for-sale	—	2,292
Total current liabilities	125,798	145,189
Long-term debt	127,062	126,201
Noncurrent liabilities held-for-sale	—	31
Long-term operating lease liabilities	22,795	24,417
Pension and other post-retirement liabilities	8,143	9,196
Other long-term liabilities	5,183	5,248
Total liabilities	288,981	310,282
Stockholders’ equity:
Preferred stock	—	—
Common stock	337	333
Treasury stock, at cost	(16,468)	(16,150)
Additional paid-in capital	269,117	265,217
Retained deficit	(74,051)	(46,184)
Accumulated other comprehensive loss	(43,343)	(30,284)
Total stockholders’ equity	135,592	172,932
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$424,573	$483,214

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
BUSINESS SEGMENT FINANCIAL INFORMATION
Three and Twelve Months Ended December 31, 2024 and 2023
(Unaudited)
(Amounts in thousands)

	Three Months Ended
	Vehicle Solutions		Electrical Systems		Aftermarket and Accessories		Corporate / Other		Total
	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023
Revenues	$91,379	$107,140	$40,299	$56,188	$31,614	$30,393	$—	$—	$163,292	$193,721
Gross profit	7,051	10,100	767	8,873	5,257	5,442	—	(38)	13,075	24,377
Selling, general & administrative expenses	5,341	6,501	2,452	2,176	2,096	2,127	8,457	9,505	18,346	20,309
Operating income (loss)	$1,710	$3,599	$(1,685)	$6,697	$3,161	$3,315	$(8,457)	$(9,543)	$(5,271)	$4,068

	Twelve Months Ended
	Vehicle Solutions		Electrical Systems		Aftermarket and Accessories		Corporate / Other		Total
	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023
Revenues	$404,164	$469,962	$189,626	$228,424	$129,565	$137,083	$—	$—	$723,355	$835,469
Gross profit	39,228	59,363	10,701	35,397	23,348	26,514	(158)	(183)	73,119	121,091
Selling, general & administrative expenses	21,326	26,109	10,252	9,107	8,322	8,144	33,977	37,858	73,877	81,218
Operating income (loss)	$17,902	$33,254	$449	$26,290	$15,026	$18,370	$(34,135)	$(38,041)	$(758)	$39,873

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
Appendix A: Reconciliation of GAAP to Non-GAAP Financial Measures
Three and Twelve Months Ended December 31, 2024 and 2023
(Unaudited)
(Amounts in thousands, except per share amounts and percentages)

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Gross profit	$13,075	$24,377	$73,119	$121,091
Restructuring	568	385	9,186	759
Adjusted gross profit	$13,643	$24,762	$82,305	$121,850
% of revenues	8.4%	12.8%	11.4%	14.6%

	Three Months Ended			Twelve Months Ended
	December 31, 2024		December 31, 2023	December 31, 2024	December 31, 2023
Operating income (loss)	$(5,271)		$4,068	$(758)	$39,873
Restructuring	1,015		1,367	10,784	1,800
Gain on sale of fixed assets	—		—	(3,544)	—
Total operating income adjustments	1,015	1,015	1,367	7,240	1,800
Adjusted operating income (loss)	$(4,256)		$5,435	$6,482	$41,673
% of revenues	(2.6)%		2.8%	0.9%	5.0%

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net income (loss) from continuing operations	(34,998)	22,571	(35,734)	43,633
Pre-tax adjusting items:
Operating income (loss) adjustments	1,015	1,367	7,240	1,800
Loss on early extinguishment of debt	509	—	509	—
Tax Valuation Allowance	28,769	(21,521)	28,769	(21,521)
Adjusted (benefit) provision for income taxes[1]	(381)	(342)	(1,937)	(450)
Adjusted net income (loss) from continuing operations	$(5,086)	$2,075	$(1,153)	$23,462

Diluted EPS	$(1.04)	$0.67	$(1.07)	$1.30
Adjustments to diluted EPS	$0.89	$(0.61)	$1.04	$(0.60)
Adjusted diluted EPS	$(0.15)	$0.06	$(0.03)	$0.70
1.Reported Tax (Benefit) Provision adjusted for tax effect at 25% of pre-tax adjusting items.

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net income (loss) from continuing operations	$(34,998)	$22,571	$(35,734)	$43,633
Interest expense	2,200	2,338	9,174	10,248
Provision (benefit) for income taxes	28,603	(21,548)	27,493	(15,203)
Depreciation expense	3,480	3,345	13,919	13,084
Amortization expense	140	267	603	1,070
EBITDA	$(575)	$6,973	$15,455	$52,832
% of revenues	(0.4)%	3.6%	2.1%	6.3%

EBITDA adjustments
Restructuring	1,015	1,367	10,784	1,800
Gain on sale of fixed assets	—	—	(3,544)	—
Loss on early extinguishment of debt	509	—	509	—
Adjusted EBITDA	$949	$8,340	$23,204	$54,632
% of revenues	0.6%	4.3%	3.2%	6.5%

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
Appendix B: Segment Reconciliation of GAAP to Non-GAAP Financial Measures
Three and Twelve Months Ended December 31, 2024 and 2023
(Unaudited)
(Amounts in thousands, except percentages)

	Three Months Ended December 31, 2024
	Vehicle Solutions	Electric Systems		Aftermarket and Accessories		Corporate	Total
Operating income (loss)	$1,710	$(1,685)		$3,161		$(8,457)	$(5,271)
Restructuring	1,060	—		(45)		—	1,015
Adjusted operating income (loss)	$2,770	$(1,685)	$—	$3,116	$—	$(8,457)	$(4,256)
% of revenues	3.0%	(4.2)%		9.9%			(2.6)%

	Twelve Months Ended December 31, 2024
	Vehicle Solutions	Electric Systems	Aftermarket and Accessories	Corporate	Total
Operating income (loss)	$17,902	$449	$15,026	$(34,135)	$(758)
Restructuring	5,936	3,744	940	164	10,784
Gain on sale of fixed assets	(3,544)	—	—	—	(3,544)
Adjusted operating income (loss)	$20,294	$4,193	$15,966	$(33,971)	$6,482
% of revenues	5.0%	2.2%	12.3%		0.9%

	Three Months Ended December 31, 2023
	Vehicle Solutions	Electric Systems	Aftermarket and Accessories	Corporate	Total
Operating income (loss)	$3,599	$6,697	$3,315	$(9,543)	$4,068
Restructuring	385	—	—	982	1,367
Adjusted operating income (loss)	$3,984	$6,697	$3,315	$(8,561)	$5,435
% of revenues	3.7%	11.9%	10.9%		2.8%

	Twelve Months Ended December 31, 2023
	Vehicle Solutions	Electric Systems	Aftermarket and Accessories	Corporate	Total
Operating income (loss)	$33,254	$26,290	$18,370	$(38,041)	$39,873
Restructuring	809	8	—	983	1,800
Adjusted operating income (loss)	$34,063	$26,298	$18,370	$(37,058)	$41,673
% of revenues	7.2%	11.5%	13.4%		5.0%

The following tables present reconciliations of the captions within CVG's Condensed Consolidated Statements of Cash Flows to Free cash flow, attributable to continuing operations, discontinued operations, and total CVG for the three and Twelve Months Ended December 31, 2024 and 2023.

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
CONTINUING OPERATIONS
Cash flows from operating activities	$(17,230)	$8,495	$(19,498)	$29,458
Purchases of property, plant and equipment	(3,973)	(4,165)	(17,682)	(18,947)
Proceeds from disposal/sale of property, plant and equipment	—	—	4,455	—
Proceeds from sale of business	22,001	—	44,961	—
Free cash flow from continuing operations	$798	$4,330	$12,236	$10,511

DISCONTINUED OPERATIONS
Cash flows from operating activities	$(9,387)	$(209)	$(13,954)	$8,818
Purchases of property, plant and equipment	—	(335)	(838)	(749)
Free cash flow from discontinued operations	$(9,387)	$(544)	$(14,792)	$8,069

TOTAL COMPANY
Cash flows from operating activities	$(26,617)	$8,286	$(33,452)	$38,276
Purchases of property, plant and equipment	(3,973)	(4,500)	(18,520)	(19,696)
Proceeds from disposal/sale of property, plant and equipment	—	—	4,455	—
Proceeds from sale of business	22,001	—	44,961	—
Free cash flow	$(8,589)	$3,786	$(2,556)	$18,580

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
Appendix C: Supplemental Quarterly Reconciliation of GAAP to Non-GAAP Financial Measures
2024 and 2023 by Quarter
(Unaudited)
(Amounts in thousands, except per share amounts and percentages)
The following tables present our unaudited reconciliation of GAAP to Non-GAAP financial measures, including retrospective changes for discontinued operations.

	Three Months Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024
Revenues by segment
Vehicles Solutions	$105,207	$110,282	$97,296	$91,379
Electrical Systems	55,795	50,152	43,380	40,299
Aftermarket and Accessories	33,624	33,231	31,096	31,614
Total revenues	$194,626	$193,665	$171,772	$163,292

	Three Months Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024
Gross profit	$23,164	$20,459	$16,421	$13,075
Restructuring	1,583	3,517	3,518	568
Adjusted gross profit	$24,747	$23,976	$19,939	$13,643

	Three Months Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024
Operating income (loss)	$4,509	$1,064	$(1,060)	$(5,271)
Restructuring	1,777	3,775	4,217	1,015
Gain on sale of fixed assets	—	—	(3,544)	—
Total operating income adjustments	1,777	3,775	673	1,015
Adjusted operating income (loss)	$6,286	$4,839	$(387)	$(4,256)

	Three Months Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024
Net income (loss) from continuing operations	$1,446	$(1,299)	$(883)	$(34,998)
Pre-tax adjusting items:
Operating income (loss) adjustments	1,777	3,775	673	1,015
Loss on early extinguishment of debt	—	—	—	509
Tax Valuation Allowance	—	—	—	28,769
Adjusted (benefit) provision for income taxes[1]	(444)	(944)	(168)	(381)
Adjusted net income (loss) from continuing operations	$2,779	$1,532	$(378)	$(5,086)

Diluted EPS	$0.04	$(0.04)	$(0.03)	$(1.04)
Adjustments to diluted EPS	$0.04	$0.09	$0.02	$0.89
Adjusted diluted EPS	$0.08	$0.05	$(0.01)	$(0.15)
1.Reported Tax (Benefit) Provision adjusted for tax effect at 25% of pre-tax adjusting items.

	Three Months Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024
Net income (loss) from continuing operations	$1,446	$(1,299)	$(883)	$(34,998)
Interest expense	2,186	2,417	2,371	2,200
Provision (benefit) for income taxes	665	(260)	(1,515)	28,603
Depreciation expense	3,432	3,445	3,562	3,480
Amortization expense	183	140	140	140
EBITDA	$7,912	$4,443	$3,675	$(575)
% of revenues	4.1%	2.3%	2.1%	(0.4)%

EBITDA adjustments:
Restructuring	1,777	3,775	4,217	1,015
Gain on sale of fixed assets	—	—	(3,544)	—
Loss on Early Extinguishment of Debt	—	—	—	509
Adjusted EBITDA	$9,689	$8,218	$4,348	$949
% of revenues	5.0%	4.2%	2.5%	0.6%

	Three Months Ended
	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023
Revenues by segment
Vehicles Solutions	$126,671	$120,916	$115,235	$107,140
Electrical Systems	54,749	63,625	53,862	56,188
Aftermarket and Accessories	36,631	36,259	33,800	30,393
Total revenues	$218,051	$220,800	$202,897	$193,721

	Three Months Ended
	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023
Gross profit	$31,888	$35,517	$29,309	$24,377
Restructuring	68	306	—	385
Adjusted gross profit	$31,956	$35,823	$29,309	$24,762

	Three Months Ended
	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023
Operating income	$12,399	$14,486	$8,920	$4,068
Restructuring	90	343	—	1,367
Adjusted operating income	$12,489	$14,829	$8,920	$5,435

	Three Months Ended
	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023
Net income from continuing operations	$7,147	$9,234	$4,681	$22,571
Pre-tax adjusting items:
Operating income adjustments	90	343	—	1,367
Tax Valuation Allowance	—	—	—	(21,521)
Adjusted (benefit) provision for income taxes[1]	(23)	(85)	—	(342)
Adjusted net income from continuing operations	$7,214	$9,492	$4,681	$2,075

Diluted EPS	$0.22	$0.28	$0.14	$0.67
Adjustments to diluted EPS	—	—	—	$(0.61)
Adjusted diluted EPS	$0.22	$0.28	$0.14	$0.06
1.Reported Tax (Benefit) Provision adjusted for tax effect at 25% of pre-tax adjusting items.

	Three Months Ended
	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023
Net income from continuing operations	$7,147	$9,234	$4,681	$22,571
Interest expense	2,749	2,672	2,489	2,338
Provision (benefit) for income taxes	2,706	2,272	1,367	(21,548)
Depreciation expense	3,114	3,264	3,361	3,345
Amortization expense	253	283	267	267
EBITDA	$15,969	$17,725	$12,165	$6,973
% of revenues	7.3%	8.0%	6.0%	3.6%

EBITDA adjustments:
Restructuring	90	343	—	1,367
Adjusted EBITDA	$16,059	$18,068	$12,165	$8,340
% of revenues	7.4%	8.2%	6.0%	4.3%

Use of Non-GAAP Measures

This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). In general, the non-GAAP measures exclude items that (i) management believes reflect the Company’s multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, engage in financial and operational planning and to determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on the Company’s financial and operating results and in comparing the Company’s performance to that of its competitors and to comparable reporting periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. The financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.